As filed with the Securities and Exchange Commission on June 15, 2001

                    Registration Statement No. 333-__________

 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 PTN MEDIA, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                               38-3399098
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

 455 East Eisenhower Parkway - Suite 15
            Ann Arbor, MI                                            48108
 --------------------------------------                            --------
(Address of Principal Executive Offices)                          (Zip code)

                             1998 STOCK OPTION PLAN
                           YEAR 2000 STOCK OPTION PLAN
                            (Full title of the Plans)

               Peter Klamka, Chairman and Chief Executive Officer
                     455 East Eisenhower Parkway - Suite 15
                              Ann Arbor , MI 48108
           ----------------------------------------------------------
          (Name and address, including zip code of agent for services)

                                 (734) 327-0610
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                Hank Gracin, Esq.
                               Lehman & Eilen LLP
                      50 Charles Lindbergh Blvd., Suite 505
                               Uniondale, NY 11553

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [X]

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                                Page 1 of 7 pages
                             Exhibit Index at page 4



                                        CALCULATION OF REGISTRATION FEE



                                    Proposed         Proposed
                                    Maximum          Maximum
                                    Amount           Offering             Aggregate     Amount of
Title of Securities                 to be            Price Per            Offering      Registration
to be Registered                    Registered       Share*               Price*        Fee

----------------------------------------------------------------------------------------------------

Common Stock, $.001 par
value, under the 1998
Stock Option Plan                     500,000          $3.00               $1,500,000   $396.00

Common Stock, $.001 par
value, under the Year 2000
Stock Option Plan                     750,000          $3.00               $2,250,000   $594.00
                                    =========                              ==========   =======
                  TOTALS            1,250,000                              $3,750,000   $990.00
                                    =========                              ==========   =======

*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the average of the closing bid and ask price of the Registrant's Common Stock as reported on the OTC Bulletin Board on June 8, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference in this registration statement.

          (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as amended, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

          (b) Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2001 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

          (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 26, 1998 under Section 12 of the Securities Exchange Act of 1934.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

     Not applicable; the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VII of the Registrant's Bylaws provides for mandatory indemnification of its directors and permissible indemnification of its officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant has entered into Indemnification agreements with its officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is also made to Section XII B of the Investor Rights agreement, which contains provisions indemnifying officers and directors of the Registrant against certain liabilities. Reference is also made to the Underwriting Agreements entered into in connection with the Company's initial public offering indemnifying officers and directors of the Company and other persons against certain liabilities, including those arising under the Act.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.   EXHIBITS


         Exhibit
         Number       Description of Document
         -------      ----------------------------------------------------------

         4.1          1998 Stock Option Plan*

         4.2 Year 2000 Stock Option Plan (incorporated herein by reference to Registrant's Definitive Proxy Statement filed July 28, 2000)

         5.1 Opinion of counsel re: legality of securities being registered *

         23.1         Consent of Lazar Levine & Felix LLP *

         23.2         Consent of Stonefield Josephson, Inc. *

         23.3         Consent of Counsel (included in Exhibit 5.1)

         ----------------------
         * Filed with this Registration Statement

Item 9.   UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ann Arbor, MI, on the 11th day of June, 2001.

                                       PTN Media, Inc.


                                       By:  /s/  Peter Klamka
                                       -----------------------------------------
                                       Peter Klamka, Chairman of the Board
                                       and Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                                           Date:

/s/  Peter Klamka                                               June 11, 2001
-------------------------
Name: Peter Klamka
Title: Chairman and Chief Executive Officer and Director
(Principal Executive and Financial Officer)

                                INDEX TO EXHIBITS


         Exhibit
         Number       Description of Document
         -------      ------------------------------------------------

         4.1          1998 Stock Option Plan*

         4.2 Year 2000 Stock Option Plan (incorporated herein by reference to Registrant's Definitive Proxy Statement filed July 28, 2000)

         5.1 Opinion of counsel re: legality of securities being registered *

         23.1         Consent of Lazar Levine & Felix LLP *

         23.2         Consent of Stonefield Josephson, Inc. *

         23.3         Consent of Counsel (included in Exhibit 5.1)

         -------------------------------

         * Filed with this Registration Statement